Exhibit 99.1

FOR IMMEDIATE RELEASE

Allergan Board Unanimously Rejects Revised Unsolicited Proposal from Valeant

Proposal Substantially Undervalues Allergan and Creates

Significant Risks and Uncertainties for Allergan Stockholders

Irvine, Calif., — June 10, 2014 — Allergan, Inc. (NYSE: AGN) (“Allergan” or the “Company”) today announced that its Board of Directors, after consulting with its independent financial and legal advisors, has unanimously determined that the revised unsolicited proposal (the “Revised Proposal”) dated May 30, 2014 by Pershing Square Capital Management, L.P. (“Pershing Square”) and Valeant Pharmaceuticals International, Inc. (“Valeant”) substantially undervalues the Company, creates significant risks and uncertainties for the stockholders of Allergan, and is not in the best interests of the Company and its stockholders.

“Valeant’s revised proposal substantially undervalues Allergan, creates significant risks and uncertainties for Allergan’s stockholders and does not reflect the Company’s financial strength, future revenue and earnings growth or industry-leading R&D,” said David E.I. Pyott, Allergan’s Chairman of the Board and Chief Executive Officer. “Allergan has a track record of generating consistently robust results and value for its stockholders, and we continue to have strong momentum in our business. The investment community has recognized the revised long-term growth outlook Allergan provided on May 12, 2014 and appropriately raised valuations for a standalone Allergan. We do not believe Valeant’s proposal reflects Allergan’s growth prospects, nor does it offer sufficient or certain value to warrant discussions between Allergan and Valeant.”

“The Board is confident that the Company will create significantly more value for stockholders than Valeant’s proposal. We look forward to updating stockholders on or around the time of our second quarter earnings announcement.”

Allergan has filed an updated investor presentation with the Securities and Exchange Commission (“SEC”) and posted the presentation under the “Investors” section of the Company’s website with additional detail on the considerations behind the Allergan Board’s rejection.

The following is the text of the letter that was sent on June 10, 2014, to Valeant’s Chairman and CEO, Michael Pearson:

June 10, 2014

Mr. Michael Pearson

Chairman & Chief Executive Officer

Valeant Pharmaceuticals International, Inc.

Dear Michael:

The Board of Directors of Allergan (the “Allergan Board”) has received your letter dated May 30, 2014 in which Pershing Square and Valeant made a second revised, unsolicited proposal to acquire all of the outstanding shares of Allergan for a combination of 0.83 of Valeant common shares, $72.00 in cash per share of common stock of the Company, and a Contingent Value Right (CVR) related to DARPin® sales. With the assistance of its financial advisors and legal counsel, the Allergan Board carefully reviewed the revised proposal as well as your recent presentations.

After thorough consideration, the Allergan Board has unanimously determined that your second revised proposal substantially undervalues Allergan, creates significant risks and uncertainties for the stockholders of Allergan, and is not in the best interests of Allergan and its stockholders. In addition, we do not believe your latest proposal offers sufficient or certain value to warrant discussions between Allergan and Valeant.

In reaching its conclusion, the Allergan Board considered a number of factors regarding Allergan’s standalone business, including, among others:

•	Allergan’s sales growth continues to accelerate and Allergan is generating strong, long-term organic growth fueled by innovation and sales and marketing excellence;
•	Allergan’s extensive R&D engine has a longstanding track record of producing a +25x sales return on cumulative R&D spend and has the potential to commercialize a rich pipeline with billions of dollars of revenue and profit potential;
•	Allergan has a promising outlook and expects to achieve double digit sales growth and earnings per share compounded annual growth of 20 percent over the next five years; and
•	Allergan’s strategic plan will generate approximately $14 billion in additional free cash flow over the next five years, which provides the Company with numerous potential value drivers to further increase stockholder value, in addition to Allergan’s current plan.

The Board also considered how the second revised proposal creates significant risks and uncertainties for Allergan stockholders due to, among other things:

•	Valeant’s unsustainable business model relies on serial acquisitions and cost reductions, as opposed to top-line revenue growth and operational excellence;
•	A lack of clarity surrounding Valeant’s growth potential because of Valeant’s opaque pro-forma driven financial reporting, which provides, among other things, limited insight into how past acquisitions and products are performing;

•	Valeant’s anemic growth, which Allergan believes is primarily driven by significant price increases; and
•	Valeant’s unrealistic SG&A and R&D synergy targets, which Allergan is confident would destroy Allergan’s long-term value.

As we have indicated previously, the Allergan Board has serious concerns about the large stock component of your proposal, and the recent presentations by both you and Pershing Square did nothing to address the issues we previously raised. The Allergan Board must seriously consider the many questions around the sustainability of Valeant’s business model as they directly impact the total future consideration for our stockholders.

Allergan has a track record of delivering consistently robust results and value for its stockholders, and we have strong momentum in our business. The Allergan Board believes that through continued innovation and marketing excellence, the Company will extend its track record of substantial, long-term organic growth. This is reflected in Allergan’s premium trading multiple, which significantly exceeds Valeant’s lagging multiple, as well as the revised expectations from the investment community for a standalone Allergan.

We expect that our plan will generate double digit sales growth and earnings per share compounded annual growth of 20 percent, as well as approximately $14 billion in additional free cash flow over the next five years. This provides Allergan with financial flexibility, and the Allergan Board is confident that Allergan will create significantly more value for stockholders than Valeant’s proposal.

On behalf of the Board of Directors,

/s/

David E.I. Pyott, CBE

Chairman & Chief Executive Officer

Goldman, Sachs & Co. and BofA Merrill Lynch are serving as financial advisors to the Company and Latham & Watkins, Richards, Layton & Finger, P.A. and Wachtell, Lipton, Rosen & Katz are serving as legal counsel to the Company.

About Allergan

Allergan is a multi-specialty health care company established more than 60 years ago with a commitment to uncover the best of science and develop and deliver innovative and meaningful treatments to help people reach their life’s potential. Today, we have approximately 11,600 highly dedicated and talented employees, global marketing and sales capabilities with a presence in more than 100 countries, a rich and ever-evolving portfolio of pharmaceuticals, biologics, medical devices and over-the-counter consumer products, and state-of-the-art resources in R&D, manufacturing and safety surveillance that help millions of patients see more clearly, move more freely and express themselves more fully. From our beginnings as an eye care company to our focus today on several medical specialties, including eye care, neurosciences, medical aesthetics, medical dermatology, breast aesthetics, and urologics, Allergan is proud to celebrate more than 60 years of medical advances and proud to support the patients and customers who rely on our products and the employees and communities in which we live and work. For more information regarding Allergan, go to: www.allergan.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding a proposed offer or proposal by Valeant and/or Pershing Square. These forward-looking statements are made as of the date they were first issued and are based on current expectations as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Allergan’s control. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required by law. Additional information concerning these and other risks can be found in press releases issued by Allergan, as well as Allergan’s public filings with the U.S. Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Copies of Allergan’s press releases and additional information about Allergan are available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 1-714-246-4636.

Important Additional Information

The Company, its directors and certain of its officers and employees are participants in solicitations of Company stockholders. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s proxy statement for its 2014 annual meeting of stockholders, filed with the SEC on March 26, 2014, as supplemented by the proxy information filed with the SEC on April 22, 2014. Additional information can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 25, 2014 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 7, 2014. To the extent holdings of the Company’s securities have changed since the amounts printed in the proxy statement for the 2014 annual meeting of stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov.

STOCKHOLDERS ARE ENCOURAGED TO READ ANY COMPANY SOLICITATION STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of any solicitation statement and any other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of the Company’s website at www.allergan.com.

Allergan Contacts

Bonnie Jacobs, Allergan (714) 246-5134

Joele Frank, Dan Katcher, and Scott Bisang, Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449